Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE Tuesday, July 28, 2020	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Airlines, Inc. Launches Offering of Approximately $216,976,000 Class A and Approximately $45,010,000 Class B Enhanced Equipment Trust Certificates

HONOLULU – Hawaiian Airlines, Inc. (the “Company”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (Nasdaq: HA), today announced its offering of Enhanced Equipment Trust Certificates (the “Certificates”) which will be used to obtain financing secured by eight Airbus aircraft.

The offering is comprised of approximately $216,976,000 of Class A Certificates, and approximately $45,010,000 of Class B Certificates. Each class of Certificates represents an interest in its respective pass through trust. The trusts will use the proceeds from the offering to acquire equipment notes that will be secured by eight Airbus aircraft.

Hawaiian Holdings, Inc. (“Hawaiian Holdings”) will fully and unconditionally guarantee the payment obligations of the Company under the equipment notes.

The Certificates will be offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Certificates will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Certificates may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Certificates nor shall there be any sale of the Certificates in any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Hawaiian Airlines

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s business plans and ability to successfully emerge from the COVID-19 pandemic; the Company’s response to developments related to the COVID-19 pandemic; the Company's efforts to minimize cash outflow, mitigate the effects of declining demand and increase liquidity; expectations regarding available seat miles for the months of July and August 2020 and the Company's operating expenses in the third quarter of 2020; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.